Exhibit 10.11

March 11, 2019

The undersigned hereby commits that, if funds are needed by GS Acquisition Holdings Corp (the “Company”) through June 12, 2020 to pay ordinary course expenses, upon request by the Company, the undersigned will provide liquidity of up to an aggregate of $2,000,000 to the Company. The undersigned shall not receive any additional interest in the Company in exchange for any such contributions, and any liquidity provided hereunder will be in the form of a contribution with respect to shares already owned by an affiliate of the undersigned.

GS SPONSOR LLC

By:	/s/ Raanan A. Agus
Name: Raanan A. Agus
Title: President